NONCOMPETITION AGREEMENT

        THIS NONCOMPETITION AGREEMENT (the “Agreement”) is made and entered into this 11th day of October, 2006 (the “Effective Date”), by and between MACATAWA BANK CORPORATION, a Michigan corporation, of 10753 Macatawa Drive, Holland, Michigan 49423 (“Macatawa”), and BENJ. A. SMITH, III, a Michigan resident (“Smith”).

RECITALS:

        WHEREAS, Macatawa and Smith are parties to that certain Agreement and Plan of Merger, of even date herewith, by and among Macatawa, Benj. A Smith & Associates, Ltd. (“Smith & Associates”) and Smith (the “Merger Agreement”) contemplating the merger of Smith & Associates with and into Macatawa; and

        WHEREAS, Smith & Associates has engaged in business as a registered investment adviser pursuant to which Smith & Associates has provided investment advice and related services to its clients (the “Business”); and

        WHEREAS, in order to induce Macatawa to execute the Merger Agreement, and in consideration of the Merger Consideration, Smith agrees to enter into this Agreement for the proper protection of Macatawa’s investment in Smith & Associates;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein set forth, and subject to the terms and conditions hereof, the parties agree as follows:

    1.        Transition Services. Smith agrees to provide such cooperation and transition services as Macatawa may reasonably request from time to time to assist Macatawa with the transition of the Business of Smith & Associates to Macatawa and its subsidiaries.

    2.        No Compensation. Smith acknowledges that he shall receive no additional consideration for the non-competition covenant and the transition services contemplated under this Agreement because the Merger Consideration under the Merger Agreement serves as full consideration for such covenant and services.

    3.        Term of the Agreement. The term of this Agreement shall begin on the Effective Date and shall continue for a period of six (6) years thereafter (the “Term”); provided, however, that, notwithstanding the foregoing, the Term shall automatically terminate upon the consummation of a transaction involving (a) the sale of more than 50% of the outstanding common stock of Macatawa to a third party, or (b) the merger of Macatawa into another company which results in the shareholders of Macatawa owning less than 50% of the combined entity.

    4.        Noncompetition and Nonsolicitation Covenants. Smith shall not, during the Term of this Agreement, directly or indirectly, for himself or for any other person, corporation, firm or entity, either as a principal, owner, agent, employee, contractor, director, officer or in any other capacity, engage in Competition (as defined below) with Macatawa, Macatawa Bank or any of their Affiliates (collectively, the “Macatawa Entities”) in the Territory.

        For purposes of this Agreement, the “Territory” shall include Michigan and those other States in which clients of Smith & Associates reside as of the Effective Date, including, but not limited to, the States of Illinois, Indiana, Ohio, Wisconsin, Florida and Arizona.

        For purposes of this Agreement, “Competition” includes any of the following:

                (a)       engaging, directly or indirectly, in the Business;

                (b)        requesting or advising any client of any Macatawa Entity to terminate its relationship with any Macatawa Entity or to solicit any client of any Macatawa Entity to invest in any investment or other business venture; or

                (c)        requesting or advising any employee of any Macatawa Entity to terminate or reduce his or her employment with any Macatawa Entity, or requesting or advising any person to refrain from becoming an employee of any Macatawa Entity.

Notwithstanding the foregoing, “Competition” shall not include soliciting any person or entity (including any client of the Macatawa Entities) to invest in (i) Smith & Associates Florida Fund LLC or any Florida banks in which Smith & Associates Florida Fund LLC has invested, (ii) real estate to be leased or sold to any Florida banks in which Smith & Associates Florida Fund LLC has invested, (iii) the Smith & Associates Financial Fund LLC, (iv) any entity whose primary purpose is to invest in the Owasippie Scout Reservation, or (v) any entity approved in advance in writing by Macatawa in its sole discretion.

    5.        Confidentiality. Smith hereby agrees to treat all Confidential Information (as defined below) in a confidential manner, not use any Confidential Information for his own or a third party’s benefit and not communicate or disclose, orally or in writing, any Confidential Information to any person, either directly or indirectly, under any circumstances without the prior written consent of Macatawa. Smith further agrees not to utilize or make available any Confidential Information, either directly or indirectly, in connection with his solicitation of employment or acceptance of employment with any third party. Smith further agrees that he will promptly return (or destroy if it cannot be returned) to Macatawa all written or other tangible evidence of any Confidential Information and any memoranda with respect thereto which are in his possession or under his control upon Macatawa’s request for the return of such items.

        As used in this Agreement, the term “Confidential Information” shall include all information (regardless of the form) related to the Business, including, but not limited to, client information, investment strategies and business practices of Smith & Associates or any Macatawa Entity. Notwithstanding the foregoing, information shall not be deemed to be Confidential Information if it generally known and publicly available, without the fault of Smith and without the violation by any person of a duty of confidentiality or any other duty owed to Macatawa or any of its Affiliates.

    6.        Equitable Relief; Enforcement. Smith acknowledges that a violation of this Agreement would result in irreparable harm to Macatawa and that damages would be an inadequate remedy. Therefore, Smith agrees that Macatawa is entitled, in addition to any other remedies, to injunctive relief to secure the specific performance of this Agreement and to prevent a breach or contemplated breach of this Agreement, without the need to post any bond or other security of any kind. In the event Macatawa is successful in asserting its rights under this Agreement, Macatawa shall be entitled to receive from Smith all costs associated with Macatawa’s enforcement of this Agreement, including, without limitation, attorneys’ and legal assistants’ fees, disbursements and costs, fees and costs of expenses and court costs.

    7.        Judicial Modification of Agreement. The parties believe this Agreement to be legally enforceable, and it is the parties’ intent that this Agreement be enforced to the fullest extent allowed by law. If any portion of this Agreement is found to be invalid or unenforceable for any reason, it is the parties’ intent that any court or other tribunal adjudicating the rights and duties of the parties under this Agreement shall alter, modify or strike portions of the Agreement so that it will be enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement shall be found invalid or unenforceable, the remainder of that provision and the remainder of this Agreement shall be valid, binding and enforceable.

    8.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and lawful assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however that Macatawa may assign any or all of its rights and obligations hereunder to any Affiliate of Macatawa, without the prior written consent of Smith. For purposes of this Agreement, “Affiliate” means any person directly or indirectly controlling, controlled by or under common control with Macatawa.

    9.        Miscellaneous. Sections 9.1 (Expenses), 9.2 (Counterparts), 9.4 (Interpretation), 9.5 (Applicable Law), 9.7 (Modification), 9.8 (Waiver), 9.10 (Entire Agreement), 9.11 (Notices), 9.12 (Headings), and 9.13 (Legal Representation) of the Merger Agreement are hereby incorporated into this Agreement by reference.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

MACATAWA: MACATAWA BANK CORPORATION By: /s/ Philip J. Koning —————————————— Philip J. Koning Its: President

SMITH: /s/ Benj. A. Smith, III —————————————— Benj. A. Smith, III

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